Exhibit 99.1

Colony Credit Real Estate, Inc. Announces

Third Quarter 2019 Financial Results And Significant Corporate Events

LOS ANGELES, November 7, 2019 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (“Colony Credit Real Estate” or the “Company”) today announced its financial results for the third quarter ended September 30, 2019 and certain updates.

Kevin P. Traenkle, President and Chief Executive Officer of Colony Credit Real Estate commented, “For several reasons, the third quarter has been a landmark period for the Company. First, our Core Portfolio and primary business of providing high-quality commercial real estate loans continues to grow and perform well, as evidenced by over $480 million of new quarterly originations. Additionally, we successfully closed an accretive $1 billion CLO financing in October, opening new sources of capital, de-risking our balance sheet and increasing our return on equity.”

Mr. Traenkle added, “However, and more importantly, we made great strides in advancing our strategic plan to bifurcate our Company’s assets into our Core Portfolio, which we plan to grow, and a Legacy, Non-Strategic Portfolio, which we plan to monetize and reinvest into our Core Portfolio. As part of this undertaking and with the full support of our Board, third party valuation experts assisted the Company in a robust strategic reassessment of our entire asset base. During this process we identified and separated a Legacy, Non-Strategic Portfolio and made meaningful changes to the original business plans. Going forward, we plan to report the operations and dispositions from our Core Portfolio and the Legacy, Non-Strategic Portfolio separately.”

Mr. Traenkle continued to add, “Due to the changes we have made to the business plans of investments within our Legacy, Non-Strategic Portfolio, the Company meaningfully reduced its book value to better reflect the market value of such assets and also reset its dividend to a level which is now fully covered by in-place Core Earnings from the Core Portfolio alone. We expect most of the Legacy, Non-Strategic Portfolio to be monetized in the short to medium term and the proceeds of such sales will provide capital to grow our Core Earnings within our Core Portfolio. I strongly encourage all to review our portfolio bifurcation presentation and quarterly financial and supplemental materials, with substantially enhanced details and disclosures. Based on the results of this analysis, we believe the Company’s current net asset value and book value are significantly higher than current trading value.”

Catherine D. Rice, lead independent director for the Company, commented, “On behalf of the Board, we want to thank Kevin and management for leading an extensive portfolio review and strategic assessment process. This resulted in a plan to segment and exit Legacy, Non-Strategic investments in order to provide shareholders greater clarity concerning the Company’s long-term business strategy to grow its Core Portfolio. In addition, the independent directors of the Board recently received a letter from the Company’s manager, Colony Capital, regarding possibly internalizing its credit-focused management team. The Board has established an independent special committee to review the proposal with independent financial and legal advisors.”

Third Quarter 2019 Significant Developments and Subsequent Events

•	Third quarter 2019 GAAP net income (loss) attributable to common stockholders of $(356.0) million, or $(2.77) per share

•	Core Portfolio: Third quarter 2019 GAAP net income (loss) attributable to common stockholders of $(1.5) million, or $(0.01) per share, and Core Earnings of $44.7 million, or $0.34 per share

•

Legacy, Non-Strategic Portfolio: Third quarter 2019 GAAP net income (loss) attributable to common stockholders of $(354.5) million, or $(2.76) per share, and Legacy, Non-Strategic Earnings (loss) of $(120.3) million, or $(0.91) per share. Legacy, Non-Strategic Earnings excluding gains and losses of $6.9 million, or $0.05 per share

•

GAAP book value of $2.2 billion, or $16.55 per share and undepreciated book value of $2.3 billion, or $17.77 per share, as of September 30, 2019. GAAP book value per share and undepreciated GAAP book value per share are 17% and 25%, respectively, higher than the closing trading price on November 5, 2019

•

During the third quarter, recorded $127 million of loan loss provisions at the Company’s ownership share and $258 million of impairment of real estate and preferred equity at the Company’s ownership share, resulting from reduced hold periods on certain investments determined during the quarter

•

Declared and paid a monthly cash dividend of $0.145 per share of Class A common stock for July, August and September 2019. Subsequent to quarter end, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of common stock for October

•

The Company’s Board of Directors subsequently declared a monthly cash dividend of $0.10 per share of Class A common stock for the months of November and December 2019, targeting an annualized dividend of $1.20 per share to approximate an annual dividend fully covered by Core Earnings from the Company’s Core Portfolio

•	Current core senior loan portfolio of $2.3 billion is 100% performing and 93% floating-rate with a weighted average Loan-to-Value ratio (“LTV”) of 70% as of September 30, 2019

•

During the third quarter, allocated and initially funded approximately $486 million and $362 million of capital, respectively, across ten investments with a weighted average Return on Equity (“ROE”) of approximately 12% and an underwritten Internal Rate of Return (“IRR”) of approximately 13%

•	During the third quarter, sold a CMBS B-piece at a premium to March 31, 2019 fair market value, which resulted in approximately $33 million in net proceeds

•

Subsequent to quarter end, closed on a $1 billion managed Commerical Real Estate Collateralized Loan Obligation (“CLO”). The CLO accretively financed interests in 21 floating-rate mortgages with an 83.5% advance rate and weighted average coupon at issuance of L+1.59%, before transaction costs, with a structure that features a two-year reinvestment period. CLO proceeds were used primarily to repay approximately $770 million of debt under master repurchase facilities

•

Subsequent to quarter end, executed a purchase and sale agreement for the sale of an owned hotel asset with a GAAP book value of approximately $72 million; Closing is expected during the fourth quarter 2019 with capital to be recycled into target investments in the Core Portfolio

•	As of November 5, 2019, total corporate liquidity of approximately $304 million through cash-on-hand and availability under the corporate revolving credit facility

•

Subsequent to quarter end, the Company’s manager, a subsidiary of Colony Capital, Inc. and the Company revised the terms of the management agreement in connection with CLNC’s portfolio bifurcation plan and related impairments, which will result in a reduction to the fee base by accumulated unrealized provisions for loan losses and real estate impairments to date. Such reduction will be effective during the fourth quarter 2019 and result in a $13 million decrease of the annual base management fee paid by the Company

•

On November 6, 2019, the Company’s independent directors received a letter from Colony Capital, Inc. to explore internalizing management and transferring Colony Capital’s global credit management business and employees to the Company

Portfolio Performance

As of September 30, 2019, the Core Portfolio consisted of 55 loans held by the Company, including senior loans, mezzanine loans and preferred equity interests, and had an average risk rating of 3.1 (average risk); weighted by total loan exposure on a 1 (Very Low Risk) to 5 (Impaired/Defaulted/Loss Likely) scale. As of September 30, 2019, no loans in the Core Portfolio were rated 5 (Impaired/Defaulted/Loss Likely).

Common Stock and Operating Partnership Units

On February 1, 2019, all Class B-3 common stock converted to Class A common stock (the “common stock”). As of November 6, 2019, the Company had approximately 128.5 million shares of common stock outstanding and the Company’s operating partnership had approximately 3.1 million operating partnership units (“OP units”) outstanding held by members other than the Company or its subsidiaries.

Dividend Announcement

The Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of common stock (the “common stock”) for: (i) the monthly period ended July 31, 2019, which was paid on August 9, 2019, to stockholders of record on July 31, 2019, (ii) the monthly period ended August 31, 2019, which was paid on September 10, 2019, to stockholders of record on August 31, 2019, and (iii) the monthly period ended September 30, 2019, which was paid on October 10, 2019, to stockholders of record on September 30, 2019.

Subsequent to the end of the third quarter, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of common stock for the monthly period ended October 31, 2019, which will be paid on November 12, 2019 to stockholders of record on October 31, 2019.

Further, the Company has elected to modify its dividend policy in furtherance of its portfolio bifurcation plan, to issue a monthly dividend that is fully covered by and positioned for growth based on the Company’s Core Earnings on its Core Portfolio. Therefore, the Company’s Board of Directors declared a monthly cash dividend of $0.10 per share of common stock for: (i) the month ending November 30, 2019, which will be paid on December 10, 2019 to stockholders of record on November 30, 2019, and (ii) the month ending December 31, 2019, which will be paid on January 10, 2020 to stockholders of record on December 31, 2019.

Colony Capital, Inc. Internalization Discussions with the Company

On November 6, 2019, Thomas J. Barrack, Jr., the Executive Chairman and Chief Executive Officer of Colony Capital, Inc. (“Colony Capital”) delivered a non-binding letter to the independent directors of Colony Credit Real Estate seeking to explore with Colony Credit Real Estate the possible internalization of the management of Colony Credit Real Estate and a transfer of Colony Capital’s credit management business to Colony Credit Real Estate. The letter sets forth the main components of a possible internalization, which may include one or more of the following: (i) the internalization of Colony Capital’s credit management business, which may include key senior management, into Colony Credit Real Estate via cancellation of Colony Credit Real Estate’s management agreement and the possible contribution to Colony Credit Real Estate by Colony Capital of the management contracts of some or all of Colony Capital’s existing direct credit funds and the management of related investment and co-investment general partner vehicles, (ii) entering into a new management agreement pursuant to which Colony Credit Real Estate would manage certain existing credit investments that would continue to be held by Colony Capital, (iii) the continuation of Colony Credit Real Estate’s non-exclusive right to use the Colony Capital brand for credit investments for a period of time to be agreed upon by the parties, and/or (iv) certain changes in Colony Credit Real Estate’s board of directors and management. The letter provides that an internalization would be subject to, among other things, the negotiation of terms and definitive documentation and approval of the boards of directors of Colony Credit Real Estate and Colony Capital (or an authorized committee thereof in each case).

There can be no assurance that Colony Credit Real Estate and Colony Capital will reach an agreement with respect to an internalization or any of the other matters described in the letter, that the nature or terms of an internalization or any such other matters will not differ from the description in the letter, or that an internalization or any such other matters will be completed. Colony Credit Real Estate does not undertake any obligation to provide updates with respect to the letter or any such other matters or the status thereof.

On November 7, 2019, Colony Capital filed the letter with the U.S. Securities and Exchange Commission on Schedule 13D.

Non-GAAP Financial Measures and Definitions

Core Earnings/Legacy, Non-Strategic Earnings

We present Core Earnings/Legacy, Non-Strategic Earnings, which are non-GAAP supplemental financial measures of our performance. We believe that Core Earnings/Legacy, Non-Strategic Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or “GAAP”). These supplemental financial measures help us to evaluate our performance excluding the effects of certain transactions and U.S. GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. For information on the fees we pay our Manager, see Note 11, “Related Party Arrangements” to our consolidated financial statements included in Form 10-Q to be filed with the U.S. Securities and Exchange Commission (“SEC”). In addition, we believe that our investors also use Core Earnings/Legacy, Non-Strategic Earnings or a comparable supplemental performance measure to evaluate and compare the performance of us and our peers, and as such, we believe that the disclosure of Core Earnings/Legacy, Non-Strategic Earnings is useful to our investors.

We define Core Earnings/Legacy, Non-Strategic Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership or “OP”) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) depreciation and amortization, (vii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (viii) one-time events pursuant to changes in U.S. GAAP and (ix) certain material non-cash income or expense items that in the judgment of management should not be included in Core Earnings/Legacy, Non-Strategic Earnings. For clauses (viii) and (ix), such exclusions shall only be applied after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. U.S. GAAP net income (loss) attributable to our common stockholders and Core Earnings/Legacy, Non-Strategic Earnings include provisions for loan losses.

Core Earnings/Legacy, Non-Strategic Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating Core Earnings/Legacy, Non-Strategic Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Core Earnings/Legacy, Non-Strategic Earnings may not be comparable to the Core Earnings/Legacy, Non-Strategic Earnings reported by other companies.

The Company calculates Core Earnings/Legacy, Non-Strategic Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

Core Portfolio

We present the Core Portfolio, which consists of four business and reportable segments including loans and preferred equity, CRE debt securities, net leased real estate and corporate. Loans and preferred equity consists of CRE debt investments including senior mortgage loans, mezzanine loans, and preferred equity interests as well as participations in such loans. The segment also includes acquisition, development and construction loan arrangements accounted for as equity method investments as well as loans and preferred equity interests held through joint ventures with an affiliate of our Sponsor (Colony Capital, Inc.) which were deconsolidated as a result of our formation transaction and subsequently treated as equity method investments. CRE debt securities include both investment grade and non-investment grade rated CMBS bonds (including “B-pieces” of CMBS securitization pools or “B-Piece” investments). Net leased real estate includes direct investments in commercial real estate principally composed of long-term leases to tenants on a net lease basis, where such tenants are generally responsible for property operating expenses such as insurance, utilities, maintenance capital expenditures and real estate taxes. Corporate includes corporate-level asset management and other fees, related party and general and administrative expenses to the Core Portfolio only.

Legacy, Non-Strategic Portfolio

We present the Legacy, Non-Strategic Portfolio, which is a business and reportable segment that consists of direct investments in operating real estate such as multi-tenant office and multifamily residential assets, real estate acquired in settlement of loans, real estate private equity interests and certain retail and other legacy loans originated prior to the formation of CLNC. This segment includes corporate-level asset management and other fees, related party and general and administrative expenses related to the legacy, non-strategic portfolio.

Loan-to-Value

We present loan-to-value which reflects initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the current principal amount divided by the appraisal value as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by as completed appraised value, or the total commitment amount of the loan divided by projected total cost basis.

Return on Equity

We present Return on Equity (“ROE”), which is a supplemental financial measure that represents the initial net investment-level earnings generated by an investment expressed as a percentage of the net equity capital invested. The Company calculates net investment-level earnings for investments in loans and CRE debt securities as the sum of the stated cash coupon income and any non-cash income (such as payment in-kind income and amortization/accretion of purchase discounts and origination, extension and exit fees) less investment-level financing costs. For investments in net leased real estate, the Company calculates net investment-level earnings by subtracting investment-level financing costs from net operating income. Net equity capital invested is calculated by taking the gross initial invested capital less any financing. With respect to certain loans and investment level financing, the Company assumes the one-month USD LIBOR as of September 30, 2019 when calculating ROE. The Company’s ROE calculation relies on a number of assumptions and estimates that are subject to change, some of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations. As such, there can be no assurance that the actual ROE will be equivalent to the estimated ROE. In addition, the Company’s methodology for calculating ROE may differ from methodologies employed by other companies to calculate the same or similar supplemental financial measures, and accordingly, the presented ROE may not be comparable to the ROE reported by other companies.

Internal Rate of Return

We present Internal Rate of Return (“IRR”), which is a supplemental financial measure that represents the rate of return of an investment over a specific holding period expressed as a percentage of the net equity capital invested. It is the discount rate that makes net present value of all cash outflows equal to the net present value of cash inflows. The weighted average underwritten IRR reflects the returns underwritten and relies on a number of assumptions and estimates that are subject to change. Such assumptions and estimates around hold period, prepayments or defaults, cost of borrowing, cap rates, rent increases, operating costs, and exit assumptions, among many others, may be outside of the control of the Company. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial future fundings for the total loan commitment and associated loan repayments. In addition, the Company’s methodology for calculating IRR involves subjective judgement and discretion and may differ from methodologies used by other companies, when calculating the same or similar supplemental financial measures and may not be comparable with other companies. Actual results may differ materially from the Company’s expectations. As such, there can be no assurance that the actual weighted average IRRs will be equivalent to the underwritten weighted average IRRs presented.

Third Quarter 2019 Conference Call

The Company will conduct a conference call to discuss the financial results on November 7, 2019 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the event by telephone, please dial (877) 407-0784 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8560 and use passcode 13695411. The call will also be broadcast live over the Internet and can be accessed on the Shareholders section of the Company’s website at www.clncredit.com. A webcast of the call will be available for 90 days on the Company’s website.

For those unable to participate during the live call, a replay will be available starting November 7, 2019, at 5:00 p.m. PT / 8:00 p.m. ET, through November 14, 2019, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13695411. International callers should dial (412) 317-6671 and enter the same conference ID number.

Supplemental Financial Report

A Third Quarter 2019 Supplemental Financial Report will be available on the Company’s website at www.clncredit.com. This information will be furnished to the SEC in a Current Report on Form 8-K.

About Colony Credit Real Estate, Inc.

Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation that intends to elect to be taxed as a REIT for U.S. federal income tax purposes for its taxable year ending December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; the Company’s operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony Capital, Inc., any adverse changes in the financial health or otherwise of its manager or Colony Capital, Inc. could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected returns on equity and/or yields on investments; adverse impacts on the Company’s liquidity, including its ability to continue to generate liquidity from sales of Legacy, Non-Strategic assets; the Company’s ability to liquidate its Legacy, Non-Strategic assets within the projected timeframe or at the projected values; the timing of and ability to deploy available capital; the Company’s ability to maintain or grow the dividend at all in the future; the timing of and ability to complete repurchases of the Company’s stock; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations

Colony Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2019 (Unaudited)	December 31, 2018
Assets
Cash and cash equivalents	$60,332	$77,317
Restricted cash	139,549	110,146
Loans and preferred equity held for investment, net	2,516,197	2,020,497
Real estate securities, available for sale, at fair value	255,937	228,185
Real estate, net	1,568,682	1,959,690
Investments in unconsolidated ventures ($14,323 and $160,851 at fair value, respectively)	571,365	903,037
Receivables, net	42,559	48,806
Deferred leasing costs and intangible assets, net	125,072	134,068
Assets held for sale	183,895	—
Other assets	76,266	62,006
Mortgage loans held in securitization trusts, at fair value	1,904,003	3,116,978

Total assets	$7,443,857	$8,660,730

Liabilities
Securitization bonds payable, net	$—	$81,372
Mortgage and other notes payable, net	1,245,721	1,173,019
Credit facilities	1,907,556	1,365,918
Due to related party	14,227	15,019
Accrued and other liabilities	138,024	106,187
Intangible liabilities, net	23,916	15,096
Liabilities related to assets held for sale	5,487	—
Escrow deposits payable	87,349	65,995
Dividends payable	19,087	18,986
Mortgage obligations issued by securitization trusts, at fair value	1,793,435	2,973,936

Total liabilities	5,234,802	5,815,528

Commitments and contingencies
Equity
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	—	—
Common stock, $0.01 par value per share
Class A, 950,000,000 and 905,000,000 shares authorized, 128,538,703 and 83,410,376 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1,285	834
Class B-3, no shares authorized, issued and outstanding as of September 30, 2019 and 45,000,000 shares authorized and 44,399,444 shares issued and outstanding as of December 31, 2018	—	444
Additional paid-in capital	2,905,906	2,899,353
Accumulated deficit	(809,344)	(193,327)
Accumulated other comprehensive income (loss)	28,915	(399)

Total stockholders’ equity	2,126,762	2,706,905
Noncontrolling interests in investment entities	31,410	72,683
Noncontrolling interests in the Operating Partnership	50,883	65,614

Total equity	2,209,055	2,845,202

Total liabilities and equity	$7,443,857	$8,660,730

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2019	2018
Net interest income
Interest income	$46,991	$40,139
Interest expense	(23,167)	(13,148)
Interest income on mortgage loans held in securitization trusts	22,586	39,261
Interest expense on mortgage obligations issued by securitization trusts	(20,299)	(36,294)

Net interest income	26,111	29,958

Property and other income
Property operating income	63,492	51,684
Other income	820	2,253

Total property and other income	64,312	53,937

Expenses
Management fee expense	11,355	11,877
Property operating expense	29,756	21,217
Transaction, investment and servicing expense	1,433	3,631
Interest expense on real estate	14,281	13,341
Depreciation and amortization	25,934	30,538
Provision for loan losses	110,314	35,059
Impairment of operating real estate	272,722	29,378
Administrative expense (including $2,910 and $1,822 of equity-based compensation expense, respectively)	7,732	6,797

Total expenses	473,527	151,838

Other income (loss)
Unrealized loss on mortgage loans and obligations held in securitization trusts, net	(1,976)	(939)
Realized gain (loss) on mortgage loans and obligations held in securitization trusts, net	2,724	(549)
Other loss, net	(2,688)	(15)

Income (loss) before equity in earnings of unconsolidated ventures and income taxes	(385,044)	(69,446)
Equity in earnings (loss) of unconsolidated ventures	(15,905)	8,324
Income tax benefit (expense)	(1,046)	2,456

Net income (loss)	(401,995)	(58,666)
Net (income) loss attributable to noncontrolling interests:
Investment entities	37,445	4,688
Operating Partnership	8,519	1,275

Net income (loss) attributable to Colony Credit Real Estate, Inc. common stockholders	$(356,031)	$(52,703)

Net income (loss) per common share – basic and diluted	$(2.77)	$(0.42)

Weighted average shares of common stock outstanding – basic and diluted	128,541	127,887

COLONY CREDIT REAL ESTATE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

GAAP Net Loss to Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss)

	Three Months Ended September 30, 2019

	Total	Legacy, Non- Strategic Portfolio	Core Portfolio
Net loss attributable to Colony Credit Real Estate, Inc. common stockholders	$(356,031)	$(354,517)	$(1,514)
Adjustments:
Net loss attributable to noncontrolling interest of the Operating Partnership	(8,519)	(8,483)	(36)
Non-cash equity compensation expense	2,908	1,454	1,454
Depreciation and amortization	26,232	13,800	12,432
Net unrealized loss:
Impairment of operating real estate and preferred equity(1)	294,677	253,166	41,511
Other unrealized loss	2,458	6	2,452
Adjustments related to noncontrolling interests in investment entities	(37,338)	(25,697)	(11,641)

Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$(75,613)	$(120,271)	$44,658

Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) per share(2)	$(0.57)	$(0.91)	$0.34

Weighted average number of common shares and OP units(2)	131,616	131,616	131,616

(1)

Includes our $22.0 million proportionate share of impairment losses recorded on equity participations held in joint ventures. This is recorded in equity in earnings of unconsolidated ventures on our consolidated statements of operations

(2)

The Company calculates Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) per share, which are non-GAAP financial measures, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the third quarter 2019, the weighted average number of common shares and OP units was approximately 131.6 million

GAAP Book Value to Undepreciated Book Value

	As of September 30, 2019
	Amount	Per Diluted Share(2)
GAAP book value (excluding noncontrolling interests in investment entities)	$2,177,645	$16.55
Accumulated depreciation and amortization(1)	161,117	1.22

Undepreciated book value	$2,338,762	$17.77

Total common shares and OP units outstanding(2)		131,614

(1)	Represents at-share net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities
(2)

The Company calculates GAAP book value (excluding noncontrolling interests in investment entities) per share and undepreciated book value per share, a non-GAAP financial measure, based on the total number of common shares and OP units (held by members other than the Company or its subsidiaries) outstanding at the end of the reporting period. As of September 30, 2019, the total number of common shares and OP units outstanding was approximately 131.6 million